CPI Corp.
news for immediate release                               FOR RELEASE
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FOR FURTHER INFORMATION, CONTACT:

              NAME        Alyn V. Essman              FROM       CPI Corporation
              ADDRESS     1706 Washington Ave.        CITY       St. Louis
              STATE, ZIP  Missouri 63103              TELEPHONE  (314) 231-1575
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                                        FOR FURTHER INFORMATION
                                        AT THE FINANCIAL RELATIONS BOARD
                                        George Zagoudis, Chicago 312/266-7800
                                        After 6:00 p.m.  708/705-7240
                                        Kathy Phelan, New York, NY  212/661-8030

                 CPI CORP. EXPECTS DISAPPOINTING THIRD QUARTER

          St. Louis, MO., December 2, 199 - CPI Corp. (NYSE-CPY) ("CPI") today announced that its third quarter earnings will fall far short of expectations. The Company will report a loss for the third quarter when financial statements become available on or about December 14, 1999. As of December 1, 199, CPI had 9,074,789 common shares outstanding.

          CPI is a consumer services company with $389 million in fiscal 1998 sales, operating approximately 1,185 retail locations, including 1,033 Sears Portrait Studios in the U.S., Puerto Rico and Canada and 152 Prints Plus wall decor stores.